Exhibit 32.1
BEAR LAKE RECREATION, INC.
Certification of Principal Executive and Financial Officer
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amended Annual Report of Bear Lake Recreation, Inc. (the "Company") on Form 10-K/A for the year ended June 30, 2010, Wayne Bassham and Todd Albiston hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Amended Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Amended Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented therein.

Date:	October 29, 2010	By:	/s/Wayne Bassham
Wayne Bassham
Principal Executive Officer

Date:	October 29, 2010	By:	/s/Todd Albiston
Todd Albiston
Principal Financial Officer